Exhibit 99.1

NEWS RELEASE

CONTACT: Jason Korstange

(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 66th Consecutive Quarter of Net Income – Earns $31.7 Million

THIRD QUARTER HIGHLIGHTS

•                 Diluted earnings per common share of 20 cents

•                 Net income of $31.7 million

•                 Net interest margin of 3.96 percent

•                 Average deposits increased $113.3 million from the second quarter of 2011

•                 Non-performing assets declined $20.1 million from the second quarter of 2011

•                 Announced quarterly cash dividend of 5 cents per common share, payable November 30, 2011

Earnings Summary								Table 1

($ in thousands, except per-share data)				Percent Change
	3Q 2011	2Q 2011	3Q 2010	3Q11 vs 2Q11	3Q11 vs 3Q10	YTD 2011	YTD 2010	Percent Change
Net income	$31,717	$29,837	$36,893	6.3%	(14.0)%	$91,240	$115,839	(21.2)%
Diluted earnings per common share	.20	.19	.26	5.3	(23.1)	.59	.84	(29.8)

Financial Ratios (1)
Return on average assets	.69%	.67%	.84%			.68%	.87%
Return on average common equity	7.00	6.86	9.95			7.20	11.11
Net interest margin	3.96	4.02	4.14			4.01	4.18
Net charge-offs as a percentage of average loans and leases	1.48	1.19	1.58			1.39	1.37

(1) Annualized.

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WAYZATA, MN, October 20, 2011 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the third quarter of 2011 of $31.7 million, compared with $36.9 million in the third quarter of 2010 and $29.8 million in the second quarter of 2011.  Diluted earnings per common share was 20 cents for the third quarter of 2011, compared with 26 cents in the third quarter of 2010 and 19 cents in the second quarter of 2011.

Net income for the first nine months of 2011 was $91.2 million, compared with $115.8 million for the same 2010 period.  Diluted earnings per common share for the first nine months of 2011 was 59 cents, compared with 84 cents for the same 2010 period.

TCF declared a quarterly cash dividend of five cents per common share payable on November 30, 2011 to stockholders of record at the close of business on October 28, 2011.

Chairman’s Statement

“TCF’s 66th consecutive quarter of profitability showed an increase in revenue from the second quarter, a decrease in operating expenses and continued improvement in credit metrics as balances of both non-accrual loans and leases and real estate owned decreased in the quarter,” said William A. Cooper, TCF Chairman and Chief Executive Officer.  “Our continued hard work on the credit front is delivering results despite little to no help from the economy as unemployment rates remain elevated and job growth is stagnant.  Increased liquidity is negatively impacting TCF’s net interest margin as the balance sheet contracted slightly during the quarter.  But while these near-term challenges are considerable, the company is taking significant steps to improve its positioning.

“During the quarter, we announced a significant agreement with BRP, one of the world’s premier manufacturers of powersports equipment, which we anticipate will deliver significant loan balances in both the U.S. and Canada to our inventory finance business beginning in 2012.  We also announced the signing of a definitive agreement to acquire Gateway One Lending & Finance that will provide additional growth and diversity for our specialty finance business through a new consumer-oriented product – automobile lending.  We expect both of these actions will help to grow the loan and lease portfolio, improve its diversification by both geography and asset class and help TCF grow its revenue base going forward.

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“Recently, we began making changes to our checking account lineup including the implementation of the Daily Overdraft Service product in all markets. We believe this product, which eliminates per-item NSF fees at TCF, has the best long-term potential for revenue growth and is straightforward and transparent to our customers.  We will continue to evaluate and implement additional revenue-producing and expense reduction strategies throughout the company to mitigate lost revenues resulting from increased legislative, regulatory and compliance burdens.”

Total Revenue								Table 2
				Percent Change
($ in thousands)	3Q 2011	2Q 2011	3Q 2010	3Q11 vs 2Q11	3Q11 vs 3Q10	YTD 2011	YTD 2010	Percent Change
Net interest income	$176,064	$176,150	$173,755	N.M.	1.3%	$526,254	$524,916.3%
Fees and other revenue:
Fees and service charges	58,452	56,396	67,684	3.6	(13.6)	168,361	211,701	(20.5)
Card revenue	27,701	28,219	27,779	(1.8)	(.3)	82,504	83,442	(1.1)
ATM revenue	7,523	7,091	7,985	6.1	(5.8)	21,319	22,851	(6.7)
Total banking fees	93,676	91,706	103,448	2.1	(9.4)	272,184	317,994	(14.4)
Leasing and equipment finance	21,646	22,279	24,912	(2.8)	(13.1)	70,675	65,792	7.4
Other	786	384	1,077	104.7	(27.0)	1,864	4,767	(60.9)
Total fees and other revenue	116,108	114,369	129,437	1.5	(10.3)	344,723	388,553	(11.3)
Subtotal	292,172	290,519	303,192.6		(3.6)	870,977	913,469	(4.7)
Gains (losses) on securities	1,648	(227)	8,505	N.M.	(80.6)	1,421	7,938	(82.1)
Total revenue	$293,820	$290,292	$311,697	1.2	(5.7)	$872,398	$921,407	(5.3)

Net interest margin(1)	3.96%	4.02%	4.14%			4.01%	4.18%
Fees and other revenue as a % of total revenue	39.52	39.40	41.53			39.51	42.17

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                  Net interest income for the third quarter of 2011 increased $2.3 million, or 1.3 percent compared with the third quarter of 2010 and was flat with the second quarter of 2011. The increase in net interest income from the third quarter of 2010 was primarily due to reductions in deposit rates, reduced interest expense on long-term borrowings and additional interest earned due to loan growth in inventory finance, partially offset by reduced interest income on consumer real estate loans, as lower yielding variable-rate loans replaced higher yielding fixed-rate loans.

•                  Net interest margin in the third quarter of 2011 was 3.96 percent compared with 4.14 percent in the third quarter of 2010 and 4.02 percent in the second quarter of 2011. The decrease in net interest margin from

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both periods was primarily due to increased asset liquidity and growth in lower yielding loans and leases as a result of the lower interest rate environment. These changes were partially offset by a lower average cost of deposits and borrowings.

•                  As a result of higher regulatory liquidity expectations across the industry and lower customer demand for credit, TCF continued to increase its asset liquidity during the third quarter of 2011.  Interest-bearing deposits held at the Federal Reserve and unencumbered securities were $1.5 billion at September 30, 2011, an increase of $625 million from the second quarter of 2011 and $1.3 billion from the third quarter of 2010.  The increased asset liquidity position, which includes maintaining interest-bearing cash in anticipation of the future redemption of the trust preferred securities, negatively impacted net interest margin for the third quarter of 2011 by 21 basis points compared to the third quarter of 2010 and by 4 basis points from the second quarter of 2011.

Non-interest Income

•                  Banking fees and service charges in the third quarter of 2011 were $58.5 million, down $9.2 million, or 13.6 percent, from the third quarter of 2010 and up $2.1 million, or 3.6 percent, from the second quarter of 2011.  The decrease in banking fees and services charges from the third quarter of 2010 was primarily due to the impact of a full quarter of decreased activity-based fee revenue as a result of a change in overdraft fee regulations in August 2010 and lower monthly maintenance fees as more customers qualified for fee waivers. The increase in banking fees and service charges from the second quarter of 2011 was primarily due to increased transaction activity.

•                  Card revenues were $27.7 million in the third quarter of 2011, flat with the third quarter of 2010 and down $518 thousand, or 1.8 percent, from the second quarter of 2011. Compared with the third quarter of 2010, a decrease in average interchange rates in the third quarter of 2011 was mostly offset by an increase in the average size and volume of transactions. The decrease in card revenue from the second quarter of 2011 was primarily due to lower sales volumes and lower average interchanges fees per transaction.

•                  On June 29, 2011, the Federal Reserve issued its final debit card interchange rules, establishing a debit card interchange fee cap. These rules became effective October 1, 2011, and apply to issuers that,

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together with their affiliates, have assets of $10 billion or more. These regulations are estimated to reduce TCF’s card interchange revenue by approximately $15 million in the fourth quarter of 2011.  TCF expects to start seeing the results of various mitigation efforts beginning in the first quarter of 2012.

•                  Leasing and equipment finance revenues were $21.6 million in the third quarter of 2011, down $3.3 million, or 13.1 percent, from the third quarter of 2010 and down $633 thousand, or 2.8 percent, from the second quarter of 2011. Decreases from both the third quarter of 2010 and second quarter of 2011 were attributable to lower levels of customer initiated lease activity.

•                  Non-interest income related to gains on sales of securities is down $6.9 million from the third quarter of 2011, and down $6.5 million for the nine months ended September 30, 2011, compared with the same 2010 periods.

Loans and Leases

Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	3Q 2011	2Q 2011	3Q 2010	3Q11 vs 2Q11	3Q11 vs 3Q10	YTD 2011	YTD 2010	Percent Change
Consumer real estate
First mortgage lien	$ 4,808,881	$ 4,838,896	$ 4,935,583	(.6) %	(2.6) %	$ 4,836,953	$ 4,937,578	(2.0) %
Junior lien	2,176,940	2,195,552	2,297,433	(.8)	(5.2)	2,203,365	2,304,335	(4.4)
Total	6,985,821	7,034,448	7,233,016	(.7)	(3.4)	7,040,318	7,241,913	(2.8)
Consumer other	18,183	19,463	25,130	(6.6)	(27.6)	19,788	27,687	(28.5)
Total consumer	7,004,004	7,053,911	7,258,146	(.7)	(3.5)	7,060,106	7,269,600	(2.9)
Commercial	3,564,198	3,597,644	3,673,848	(.9)	(3.0)	3,594,884	3,699,195	(2.8)
Leasing and equipment finance	3,066,208	3,068,550	3,002,714	(.1)	2.1	3,084,613	3,022,487	2.1
Inventory finance	826,198	978,505	655,485	(15.6)	26.0	889,709	634,182	40.3
Total	$14,460,608	$14,698,610	$14,590,193	(1.6)	(.9)	$14,629,312	$14,625,464	N.M.

N.M. Not meaningful

•                  Average consumer real estate loan balances decreased $247.2 million, or 3.4 percent, from the third quarter of 2010 and declined $48.6 million from the second quarter of 2011.  Decreases reflect a decline in production of new loans along with a more competitive environment for those borrowers who meet TCF’s underwriting criteria.

•                  Variable-rate consumer real estate loans increased $179.9 million from September 30, 2010 and $13.7 million from June 30, 2011, while fixed-rate consumer real estate loans decreased $427.1 million from September 30, 2010 and $62.3 million from June 30, 2011. Variable-rate loans comprised 34.5 percent of

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total consumer real estate loans at September 30, 2011, up from 31.6 percent at September 30, 2010 and 34.1 percent at June 30, 2011.

•                  Average commercial loan balances in the third quarter of 2011 decreased $109.7 million, or 3 percent, from the third quarter of 2010 and decreased $33.4 million, or .9 percent, from the second quarter of 2011.  The decreases for both periods were primarily due to higher levels of repayments.

•                  Average leasing and equipment finance loan and lease balances in the third quarter of 2011 increased $63.5 million, or 2.1 percent, from the third quarter of 2010 and were flat with the second quarter of 2011. The increase from the third quarter of 2010 was primarily due to a growth in the middle market segment, partially offset by runoff of portfolios acquired during 2008, 2009 and 2010. Leasing and equipment finance originations of $1 billion during the first nine months of 2011 represent an increase of $119.6 million, or 13.5 percent, compared to the first nine months of 2010.

•                  Average inventory finance loans were $826.2 million in the third quarter of 2011, an increase of $170.7 million, or 26 percent, from the third quarter of 2010. Average inventory finance loans decreased $152.3 million, or 15.6 percent, from the second quarter of 2011.  The increase from the third quarter of 2010 was primarily due to TCF’s entrance into the powersports industry late in the third quarter of 2010.  The decrease from the second quarter of 2011 was primarily due to a seasonal decline in receivables in the lawn and garden programs and the transitioning of an electronics and appliance program to a servicing only program, partially offset by growth in powersports and other programs.

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Credit Quality

•                  Overall favorable trends in non-performing assets continue and over 60-day delinquencies and charge-offs remain below peak levels in 2010.

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Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5
($ in thousands)	Performing Loans and Leases			60+ Days Delinquent and	Accruing	Non-accrual	Total Loans
September 30, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$6,405,059	$-	$6,405,059	$71,179	$378,773	$148,898	$7,003,909
Commercial	2,969,048	304,613	3,273,661	1,266	87,610	133,260	3,495,797
Leasing and equipment finance	2,953,215	28,574	2,981,789	4,709	860	24,437	3,011,795
Inventory finance	819,727	7,102	826,829	308	-	1,077	828,214
Total loans and leases	$13,147,049	$340,289	$13,487,338	$77,462	$467,243	$307,672	$14,339,715
Percent of total loans and leases	91.7%	2.4%	94.1%	.5%	3.3%	2.1%	100.0%

	Performing Loans and Leases			60+ Days Delinquent and	Accruing	Non-accrual	Total Loans
June 30, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Loans and Leases	and Leases
Consumer real estate and other	$6,472,696	$-	$6,472,696	$67,819	$364,297	$150,938	$7,055,750
Commercial	3,068,726	353,500	3,422,226	899	50,863	140,407	3,614,395
Leasing and equipment finance	2,987,135	32,566	3,019,701	5,436	1,059	29,682	3,055,878
Inventory finance	900,630	4,509	905,139	149	-	634	905,922
Total loans and leases	$13,429,187	$390,575	$13,819,762	$74,303	$416,219	$321,661	$14,631,945
Percent of total loans and leases	91.8%	2.7%	94.5%	.5%	2.8%	2.2%	100.0%

(1) Excludes classified loans and leases that are 60+ days delinquent and accruing or accruing TDRs.
(2) Excludes accruing TDRs that are 60+ days delinquent.

At September 30, 2011:

•                  The combined balance of performing classified loans and leases, over 60-day delinquent and accruing loans and leases, accruing trouble debt restructurings (“TDR”) and non-accrual loans and leases decreased $10.1 million from the second quarter of 2011, down for the third consecutive quarter. This was primarily due to an increase in payments received on commercial and leasing and equipment finance non-accrual loans and leases and movement of non-accrual loans to other real estate owned.

•                  On July 1, 2011, TCF adopted a new accounting standard for determining if a loan modification is a TDR in response to new accounting guidance. The adoption of this standard increased accruing TDRs by $45.5 million and reserves on impaired loans by $2.2 million related to loans that were modified in 2011 but were not TDRs under standards in place at that time. The June 30, 2011 balances of TDRs have been revised from previously reported amounts to conform to the new standard. At September 30, 2011, the over 60-day delinquency rate on accruing consumer real estate TDRs was 6.8 percent, essentially flat with the second quarter of 2011.

•                  Over 60-day delinquency rate was .75 percent, down from .78 percent at September 30, 2010 and up from .73 percent at June 30, 2011. The decrease from the third quarter of 2010 was primarily due to decreases

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                    in consumer real estate delinquencies and specialty finance delinquencies. The increase from the second quarter of 2011 was primarily due to an increase in consumer real estate delinquencies, partially offset by lower commercial real estate delinquencies.

•                  Total non-accrual loans and leases and other real estate owned (non-performing assets) were $438.1 million at September 30, 2011, a decrease of $67.9 million, or 13.4 percent, from September 30, 2010 and a decrease of $20.1 million, or 4.4 percent, from June 30, 2011, the fourth consecutive quarter of declining non-performing assets.  Non-accrual loans and leases decreased $62.1 million, or 16.8 percent, from September 30, 2010.  This change resulted from a $44.6 million decrease in commercial and leasing and equipment finance non-accrual loans and leases due to fewer additions and increased charge-offs and payments, and a $17.7 million decrease in consumer real estate non-accrual loans, as fewer loans were placed on non-accrual and more loans returned to accrual status, partially offset by a slight increase in inventory finance. TCF continues to see improvements in non-accrual loans and leases as additions are down $105.8 million and loans returning to accrual status were up $27.4 million for the nine months ended September 30, 2011, compared with the prior year period.

•                  Other real estate owned was $130.4 million at September 30, 2011, a decrease of $6.1 million from June 30, 2011.  This decrease was primarily due to a decrease in consumer properties, as sales of consumer real estate properties exceeded additions during the quarter.

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Allowance for Loan and Lease Losses

Credit Quality Summary															Table 6
							Percent Change
($ in thousands)	3Q 2011		2Q 2011		3Q 2010		3Q11 vs 2Q11		3Q11 vs 3Q10		YTD 2011		YTD 2010		Percent Change
Allowance for Loan and Lease Losses
Balance at beginning of period	$255,472		$255,308		$251,643.1%				1.5%		$265,819		$244,471		8.7%
Charge-offs	(57,761)		(48,457)		(62,945)		19.2		(8.2)		(167,323)		(167,150)		.1
Recoveries	4,359		4,612		5,135		(5.5)		(15.1)		14,263		17,008		(16.1)
Net charge-offs	(53,402)		(43,845)		(57,810)		21.8		(7.6)		(153,060)		(150,142)		1.9
Provision for credit losses	52,315		44,005		59,287		18.9		(11.8)		141,594		158,791		(10.8)
Other	(60)		4		-		N.M.		N.M.		(28)		-		N.M	.
Balance at end of period	$254,325		$255,472		$253,120		(.4)		.5		$254,325		$253,120.5

Net charge-offs as a percentage of
average loans and leases(1)
Consumer real estate and other:
First mortgage lien	2.29%		1.78%		1.63%		51	bps	66	bps	1.96%		1.44%		52	bps
Junior lien	2.99		2.75		2.50		24		49		2.70		2.32		38
Total consumer real estate	2.51		2.09		1.91		42		60		2.19		1.72		47
Total consumer real estate and other	2.59		2.12		2.00		47		59		2.22		1.78		44
Commercial	.57		.30		1.40		27		(83)		.95		1.07		(12)
Leasing and equipment finance	.36		.45		1.16		(9)		(80)		.39		1.01		(62)
Inventory finance	.13		.13		.05		-		8.12				.12		-
Total	1.48		1.19		1.58		29		(10)		1.39		1.37		2

Allowance as a percentage of period end loans and leases	1.77%		1.75%		1.70%						1.77%		1.70%
Ratio of allowance to net charge-offs(1)	1.2	X	1.5	X	1.1	X					1.2	X	1.3	X

N.M. = Not meaningful.
(1) Annualized.

At September 30, 2011:

•                  Allowance for loan and lease losses was $254.3 million, or 1.77 percent of loans and leases, compared with $253.1 million, or 1.70 percent, at September 30, 2010 and $255.5 million, or 1.75 percent, at June 30, 2011.

For the quarter ended September 30, 2011:

•              Provision for credit losses was $52.3 million, down from $59.3 million in the third quarter of 2010 and up from $44 million recorded in the second quarter of 2011. The decrease from the third quarter of 2010 was primarily due to decreased net charge-offs in the commercial and leasing and equipment finance portfolios as customer performance improved. The increase from the second quarter of 2011 was primarily due to increased consumer net charge-offs.

•              Net loan and lease charge-offs were $53.4 million, or 1.48 percent, annualized, of average loans and leases, down from $57.8 million, or 1.58 percent, annualized, in the third quarter of 2010 and up from $43.8 million, or 1.19 percent, annualized, in the second quarter of 2011. The decrease from the third

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quarter of 2010 was primarily due to decreases in charge-offs in commercial and leasing and equipment finance, partially offset by increases in charge-offs in consumer real estate. The increase from the second quarter of 2011 was primarily due to increases in consumer real estate net charge-offs, partially due to a change in TCF’s consumer real estate charge-off policy, which was modified to require  more frequent valuations after loans are moved to non-accrual status until clear title is received.  While the initial impact of this policy change accelerated the timing of charge-offs on non-accrual consumer real estate loans by $2.2 million, in the third quarter of 2011, it had no impact on TCF’s provision or net income, since these losses were previously provided for in the allowance for loan and lease losses.

Deposits

Average Deposits								Table 7
				Percent Change
($ in thousands)	3Q 2011	2Q 2011	3Q 2010	3Q11 vs 2Q11	3Q11 vs 3Q10	YTD 2011	YTD 2010	Percent Change

Checking	$4,475,567	$4,570,543	$4,341,803	(2.1)%	3.1%	$4,515,916	$4,425,754	2.0%
Savings	5,812,187	5,628,249	5,446,852	3.3	6.7	5,629,620	5,435,254	3.6
Money market	650,598	648,862	654,030.3		(.5)	657,570	661,035	(.5)
Subtotal	10,938,352	10,847,654	10,442,685.8		4.7	10,803,106	10,522,043	2.7
Certificates	1,114,934	1,092,368	1,006,685	2.1	10.8	1,100,029	1,058,840	3.9
Total deposits	$12,053,286	$11,940,022	$11,449,370.9		5.3	$11,903,135	$11,580,883	2.8

Total new checking accounts	119,616	120,281	100,366	(.6)%	19.2%	337,356	347,445	(2.9)%
Average interest rate on deposits (1)	.39%	.38%	.48%			.40%	.55%

(1) Annualized.

•                  Total average deposits increased $603.9 million, or 5.3 percent, from the third quarter of 2010 primarily due to various targeted marketing campaigns, as well as increases in checking account production and savings account balances. Average savings balances increased $365.3 million, or 6.7 percent, from the third quarter of 2010.  Total new checking accounts increased 19.2 percent from the third quarter of 2010. Total average deposits increased $113.3 million, or .9 percent from the second quarter of 2011, primarily due to increases in average savings account balances, partially offset by decreases in checking account balances.

•                  The average interest cost of deposits in the third quarter of 2011 was .39 percent, down 9 basis points

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from the third quarter of 2010 and up 1 basis point from the second quarter of 2011.  Declines in the average interest cost of deposits from the third quarter of 2010 were primarily due to pricing strategies on certain deposit products, mix changes and lower market interest rates.  The slight increase from the second quarter of 2011 was primarily due to deposit mix changes.  The weighted average interest rate on deposits was .35 percent at September 30, 2011.

Non-interest Expense

Non-interest Expense								Table 8
				Percent Change
($ in thousands)	3Q 2011	2Q 2011	3Q 2010	3Q11 vs 2Q11	3Q11 vs 3Q10	YTD 2011	YTD 2010	Percent Change
Compensation and employee benefits	$ 88,599	$ 89,997	$ 90,282	(1.6) %	(1.9) %	$268,869	$265,490	1.3%
Occupancy and equipment	31,129	30,783	32,091	1.1	(3.0)	94,071	95,583	(1.6)
FDIC insurance	7,363	7,542	5,486	(2.4)	34.2	22,100	16,186	36.5
Deposit account premiums	7,045	6,166	3,340	14.3	110.9	16,409	15,616	5.1
Advertising and marketing	1,145	3,479	3,354	(67.1)	(65.9)	7,784	9,908	(21.4)
Other	34,708	37,067	39,481	(6.4)	(12.1)	106,341	108,944	(2.4)
Core operating expenses	169,989	175,034	174,034	(2.9)	(2.3)	515,574	511,727.8
Foreclosed real estate and repossessed assets, net	12,430	12,617	9,588	(1.5)	29.6	37,915	27,604	37.4
Operating lease depreciation	7,409	7,859	8,965	(5.7)	(17.4)	23,196	28,817	(19.5)
Other credit costs, net	(139)	496	(834)	N.M.	83.3	2,905	4,476	(35.1)
Total non-interest expense	$189,689	$196,006	$191,753	(3.2)	(1.1)	$579,590	$572,624	1.2

N.M. = Not meaningful.

•                  Compensation and employee benefits expense in the third quarter of 2011 decreased $1.7 million, or 1.9 percent, from the third quarter of 2010 and $1.4 million, or 1.6 percent, from the second quarter of 2011. The decrease from the third quarter of 2010 was primarily due to decreases in employee medical costs. The decrease from the second quarter of 2011 was primarily due to lower production related incentives in Retail Banking and decreased employee medical costs, partially offset by increased salary expense primarily due to headcount growth in Specialty Finance.

•                  FDIC insurance expense increased $1.9 million, or 34.2 percent, from the third quarter of 2010 primarily due to changes in the FDIC insurance rate calculations for banks over $10 billion in total assets, which were implemented on April 1, 2011. TCF expects 2011 FDIC insurance expense to be approximately $7 million higher than 2010.

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•                  Deposit account premiums increased $3.7 million, or 110.9 percent, from the third quarter of 2010 and increased $879 thousand, or 14.3 percent, from the second quarter of 2011. The increase from the third quarter of 2010 was primarily due to changes in the account premium programs beginning in April 2011, which increased the premiums paid for each qualified account.  The increase from the second quarter of 2011 was primarily due to increased production of checking accounts that qualified for premiums.

•                  Advertising and marketing expense decreased $2.2 million, or 65.9 percent, from the third quarter of 2010 and decreased $2.3 million, or 67.1 percent, from the second quarter of 2011. The decrease from both periods was due to the discontinuation of the debit card rewards program in the third quarter of 2011 as a result of new federal regulation regarding debit card interchange fees.

•                  Foreclosed real estate and repossessed asset expense increased $2.8 million, or 29.6 percent, from the third quarter of 2010 and was essentially flat with the second quarter of 2011. The increase from the third quarter of 2010 was primarily due to valuation writedowns on commercial real estate properties in Illinois.

Capital and Borrowing Capacity

Capital Information			Table 9
At period end ($ in thousands, except per-share data)	3Q		4Q
	2011		2010

Total equity	$ 1,872,083		$ 1,480,163
Total equity to total assets	9.81%		8.02%
Book value per common share	$ 11.63		$ 10.30
Tangible realized common equity to tangible assets(1)	8.75%		7.37%

Risk-based capital
Tier 1	$ 1,787,140	13.15%	$ 1,475,525	10.59%
Total	2,076,447	15.28	1,808,412	12.98
Excess over stated “10% well-capitalized” requirement	717,769	5.28	415,502	2.98

Tier 1 Leverage Capital	$ 1,787,140	9.50%	$ 1,475,525	8.00%

Tier 1 common capital(2)	$ 1,659,867	12.22%	$ 1,352,025	9.71%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

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•                  Total risk-based capital at September 30, 2011 of $2.1 billion, or 15.28 percent of risk-weighted assets, was $717.8 million in excess of the stated “10 percent well-capitalized” requirement.

•                  On October 17, 2011, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on November 30, 2011 to stockholders of record at the close of business on October 28, 2011.

•                  At September 30, 2011, TCF had $1.7 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $518 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on October 20, 2011 at 10:00 a.m. CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $19.1 billion in total assets. TCF has 436 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the United States), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; and foreign currency exchange risks.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; possible regulatory and other changes to the Federal Home Loan Bank System that may affect TCF’s borrowing capacity; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory actions, including those taken by the Consumer Financial Protection Bureau and limits on Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the Dodd-Frank Act, which limits debit card interchange fees; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Other Risks Relating to Fee Income. Restrictions on charging overdraft fees on point-of-sale and ATM transactions unless customers opt-in, including customer opt-in preferences which may have an adverse impact on TCF’s fee revenue; and uncertainties relating to future retail deposit account changes such as charging a daily negative balance fee in lieu of per item overdraft fees or other significant changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Litigation Risks.  Results of litigation, including but not limited to class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges; claims regarding employment practices; business method patent litigation and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Acquisition of Gateway One Lending & Finance, LLC. Delays in closing the transaction; slower than anticipated growth of the business acquired;  difficulties in integrating the acquired business or its systems or retaining key employees; lower than anticipated yields on loans originated; greater than anticipated competition in the acquired business;  and higher than expected delinquencies and charge-offs.

Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company. TCF assumes no obligation to update forward-looking information contained in this release as a result of new information or future events or developments.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 30,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$210,885	$219,974	$(9,089)	(4.1)%
Securities available for sale	22,561	19,901	2,660	13.4
Investments and other	1,997	1,232	765	62.1
Total interest income	235,443	241,107	(5,664)	(2.3)
Interest expense:
Deposits	11,883	13,974	(2,091)	(15.0)
Borrowings	47,496	53,378	(5,882)	(11.0)
Total interest expense	59,379	67,352	(7,973)	(11.8)
Net interest income	176,064	173,755	2,309	1.3
Provision for credit losses	52,315	59,287	(6,972)	(11.8)
Net interest income after provision for credit losses	123,749	114,468	9,281	8.1
Non-interest income:
Fees and service charges	58,452	67,684	(9,232)	(13.6)
Card revenue	27,701	27,779	(78)	(.3)
ATM revenue	7,523	7,985	(462)	(5.8)
Subtotal	93,676	103,448	(9,772)	(9.4)
Leasing and equipment finance	21,646	24,912	(3,266)	(13.1)
Other	786	1,077	(291)	(27.0)
Fees and other revenue	116,108	129,437	(13,329)	(10.3)
Gains on securities	1,648	8,505	(6,857)	(80.6)
Total non-interest income	117,756	137,942	(20,186)	(14.6)
Non-interest expense:
Compensation and employee benefits	88,599	90,282	(1,683)	(1.9)
Occupancy and equipment	31,129	32,091	(962)	(3.0)
FDIC insurance	7,363	5,486	1,877	34.2
Deposit account premiums	7,045	3,340	3,705	110.9
Advertising and marketing	1,145	3,354	(2,209)	(65.9)
Other	34,708	39,481	(4,773)	(12.1)
Subtotal	169,989	174,034	(4,045)	(2.3)
Foreclosed real estate and repossessed assets, net	12,430	9,588	2,842	29.6
Operating lease depreciation	7,409	8,965	(1,556)	(17.4)
Other credit costs, net	(139)	(834)	695	(83.3)
Total non-interest expense	189,689	191,753	(2,064)	(1.1)
Income before income tax expense	51,816	60,657	(8,841)	(14.6)
Income tax expense	18,856	22,852	(3,996)	(17.5)
Income after income tax expense	32,960	37,805	(4,845)	(12.8)
Income attributable to non-controlling interest	1,243	912	331	36.3
Net income available to common stockholders	$31,717	$36,893	$(5,176)	(14.0)

Net income per common share:
Basic	$.20	$.26	$(.06)	(23.1)
Diluted	.20	.26	(.06)	(23.1)

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	157,419	140,684	16,735	11.9
Diluted	157,621	140,922	16,699	11.8

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended
	September 30,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$639,381	$663,151	$(23,770)	(3.6)%
Securities available for sale	62,629	62,373	256.4
Investments and other	5,634	3,609	2,025	56.1
Total interest income	707,644	729,133	(21,489)	(2.9)
Interest expense:
Deposits	35,317	47,859	(12,542)	(26.2)
Borrowings	146,073	156,358	(10,285)	(6.6)
Total interest expense	181,390	204,217	(22,827)	(11.2)
Net interest income	526,254	524,916	1,338.3
Provision for credit losses	141,594	158,791	(17,197)	(10.8)
Net interest income after provision for credit losses	384,660	366,125	18,535	5.1
Non-interest income:
Fees and service charges	168,361	211,701	(43,340)	(20.5)
Card revenue	82,504	83,442	(938)	(1.1)
ATM revenue	21,319	22,851	(1,532)	(6.7)
Subtotal	272,184	317,994	(45,810)	(14.4)
Leasing and equipment finance	70,675	65,792	4,883	7.4
Other	1,864	4,767	(2,903)	(60.9)
Fees and other revenue	344,723	388,553	(43,830)	(11.3)
Gains on securities	1,421	7,938	(6,517)	(82.1)
Total non-interest income	346,144	396,491	(50,347)	(12.7)
Non-interest expense:
Compensation and employee benefits	268,869	265,490	3,379	1.3
Occupancy and equipment	94,071	95,583	(1,512)	(1.6)
FDIC insurance	22,100	16,186	5,914	36.5
Deposit account premiums	16,409	15,616	793	5.1
Advertising and marketing	7,784	9,908	(2,124)	(21.4)
Other	106,341	108,944	(2,603)	(2.4)
Subtotal	515,574	511,727	3,847.8
Foreclosed real estate and repossessed assets, net	37,915	27,604	10,311	37.4
Operating lease depreciation	23,196	28,817	(5,621)	(19.5)
Other credit costs, net	2,905	4,476	(1,571)	(35.1)
Total non-interest expense	579,590	572,624	6,966	1.2
Income before income tax expense	151,214	189,992	(38,778)	(20.4)
Income tax expense	56,056	71,754	(15,698)	(21.9)
Income after income tax expense	95,158	118,238	(23,080)	(19.5)
Income attributable to non-controlling interest	3,918	2,399	1,519	63.3
Net income available to common stockholders	$91,240	$115,839	$(24,599)	(21.2)

Net income per common share:
Basic	$.59	$.84	$(.25)	(29.8)
Diluted	.59	.84	(.25)	(29.8)

Dividends declared per common share	$.15	$.15	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	153,007	137,824	15,183	11.0
Diluted	153,302	138,004	15,298	11.1

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	September 30,	December 31,	September 30,	December 31,	September 30,
	2011	2010	2010	2010	2010
ASSETS

Cash and due from banks	$1,165,736	$663,901	$386,671	75.6%	N.M.	%
Investments	162,719	179,768	169,877	(9.5)	(4.2)
Securities available for sale	2,600,806	1,931,174	1,947,462	34.7	33.5
Loans and leases:
Consumer real estate and other	7,003,909	7,195,269	7,280,454	(2.7)	(3.8)
Commercial	3,495,797	3,646,203	3,663,053	(4.1)	(4.6)
Leasing and equipment finance	3,011,795	3,154,478	3,157,472	(4.5)	(4.6)
Inventory finance	828,214	792,354	795,622	4.5	4.1
Total loans and leases	14,339,715	14,788,304	14,896,601	(3.0)	(3.7)
Allowance for loan and lease losses	(254,325)	(265,819)	(253,120)	4.3	(.5)
Net loans and leases	14,085,390	14,522,485	14,643,481	(3.0)	(3.8)
Premises and equipment, net	434,333	443,768	446,398	(2.1)	(2.7)
Goodwill	152,599	152,599	152,599	-	-
Other assets	490,483	571,330	567,120	(14.2)	(13.5)
Total assets	$19,092,066	$18,465,025	$18,313,608	3.4	4.3

LIABILITIES AND EQUITY

Deposits:
Checking	$4,633,924	$4,530,064	$4,352,506	2.3	6.5
Savings	5,870,280	5,390,802	5,424,679	8.9	8.2
Money market	632,467	635,922	639,007	(.5)	(1.0)
Subtotal	11,136,671	10,556,788	10,416,192	5.5	6.9
Certificates of deposit	1,183,831	1,028,327	1,045,327	15.1	13.2
Total deposits	12,320,502	11,585,115	11,461,519	6.3	7.5
Short-term borrowings	7,204	126,790	344,681	(94.3)	(97.9)
Long-term borrowings	4,397,750	4,858,821	4,581,511	(9.5)	(4.0)
Total borrowings	4,404,954	4,985,611	4,926,192	(11.6)	(10.6)
Accrued expenses and other liabilities	494,527	414,136	419,935	19.4	17.8
Total liabilities	17,219,983	16,984,862	16,807,646	1.4	2.5
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0 shares issued	-	-	-	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 160,007,417, 142,965,012 and 142,685,276 shares issued	1,600	1,430	1,427	11.9	12.1
Additional paid-in capital	708,601	459,884	454,139	54.1	56.0
Retained earnings, subject to certain restrictions	1,133,386	1,064,978	1,041,331	6.4	8.8
Accumulated other comprehensive income (loss)	49,038	(31,514)	22,458	N.M.	118.4
Treasury stock at cost, 45,504, 51,160 and 54,413 shares, and other	(32,815)	(23,115)	(23,400)	(42.0)	(40.2)
Total TCF Financial Corp. stockholders’ equity	1,859,810	1,471,663	1,495,955	26.4	24.3
Non-controlling interest in subsidiaries	12,273	8,500	10,007	44.4	22.6
Total equity	1,872,083	1,480,163	1,505,962	26.5	24.3
Total liabilities and equity	$19,092,066	$18,465,025	$18,313,608	3.4	4.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2011	2011	2011	2010	2010	2011		2010
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$78,241	$74,090	$70,024	$73,848	$80,795	$4,151		$(2,554)
Junior lien	18,499	17,780	19,528	20,763	20,387	719		(1,888)
Total consumer real estate	96,740	91,870	89,552	94,611	101,182	4,870		(4,442)
Consumer other	58	171	78	39	61	(113)		(3)
Total consumer real estate and other	96,798	92,041	89,630	94,650	101,243	4,757		(4,445)
Commercial	3,079	6,238	1,864	9,021	1,260	(3,159)		1,819
Leasing and equipment finance	2,840	2,447	5,274	5,054	4,346	393		(1,506)
Inventory finance	306	145	240	318	255	161		51
Subtotal	103,023	100,871	97,008	109,043	107,104	2,152		(4,081)
Acquired portfolios	1,870	2,993	4,399	6,000	5,618	(1,123)		(3,748)
Total delinquencies	$104,893	$103,864	$101,407	$115,043	$112,722	$1,029		$(7,829)

Delinquency Data - % of Portfolio
60 days or more:
Consumer real estate
First mortgage lien	1.68%	1.58%	1.48%	1.55%	1.68%	10	bps	-	bps
Junior lien	.86	.82	.89	.93	.90	4		(4)
Total consumer real estate	1.42	1.34	1.30	1.35	1.43	8		(1)
Consumer other	.18	.46	.22	.10	.14	(28)		4
Total consumer real estate and other	1.41	1.33	1.29	1.35	1.42	8		(1)
Commercial	.09	.18	.05	.26	.04	(9)		5
Leasing and equipment finance	.11	.09	.20	.19	.17	2		(6)
Inventory finance	.04	.02	.03	.05	.04	2		-
Subtotal	.75	.73	.69	.79	.78	2		(3)
Acquired portfolios	.51	.70	.89	1.00	.79	(19)		(28)
Total delinquencies	.75	.73	.70	.80	.78	2		(3)

(1) Excludes non-accrual loans and leases

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2011	2011	2011	2010	2010	2011		2010
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$130,671	$129,837	$133,865	$140,871	$140,315	$834		$(9,644)
Junior lien	18,223	21,069	21,325	26,626	26,225	(2,846)		(8,002)
Total consumer real estate	148,894	150,906	155,190	167,497	166,540	(2,012)		(17,646)
Consumer other	4	32	43	50	57	(28)		(53)
Total consumer real estate and other	148,898	150,938	155,233	167,547	166,597	(2,040)		(17,699)
Commercial	133,260	140,407	127,745	142,248	161,889	(7,147)		(28,629)
Leasing and equipment finance	24,437	29,682	34,634	34,407	40,455	(5,245)		(16,018)
Inventory finance	1,077	634	1,437	1,055	871	443		206
Total non-accrual loans and leases	$307,672	$321,661	$319,049	$345,257	$369,812	$(13,989)		$(62,140)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$321,661	$319,049	$345,257	$369,812	$330,182	$2,612		$(8,521)
Additions	80,014	86,996	80,596	92,180	143,929	(6,982)		(63,915)
Charge-offs	(29,338)	(22,401)	(37,417)	(43,092)	(36,371)	(6,937)		7,033
Transfers to other assets	(21,654)	(27,078)	(33,541)	(41,659)	(39,072)	5,424		17,418
Return to accrual status	(20,272)	(21,985)	(24,634)	(17,989)	(15,785)	1,713		(4,487)
Payments received	(23,843)	(14,383)	(12,881)	(15,036)	(15,653)	(9,460)		(8,190)
Other, net	1,104	1,463	1,669	1,041	2,582	(359)		(1,478)
Balance, end of period	$307,672	$321,661	$319,049	$345,257	$369,812	$(13,989)		$(62,140)

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	29.3%	26.6%	24.5%	22.0%	20.7%	270	bps	860	bps
Commercial	34.3	37.9	40.5	43.1	28.1	(360)		620
Leasing and equipment finance	22.1	20.5	23.6	24.3	28.6	160		(650)
Inventory finance	5.7	11.8	7.1	17.5	19.5	(610)		(1,380)
Total	31.0	31.4	31.4	31.6	24.7	(40)		630

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2011	2011	2011	2010	2010	2011		2010
Other Real Estate Owned
Other real estate owned (1):
Consumer real estate	$88,206	$94,311	$97,976	$90,115	$88,303	$(6,105)		$(97)
Commercial real estate	42,207	42,188	44,178	50,950	47,841	19		(5,634)
Total other real estate owned	$130,413	$136,499	$142,154	$141,065	$136,144	$(6,086)		$(5,731))

Other real estate owned - rollforward
Balance, beginning of period	$136,499	$142,154	$141,065	$136,144	$117,931	$(5,655)		$18,568
Transferred in	24,939	27,649	35,480	44,513	41,121	(2,710)		(16,182)
Sales	(26,095)	(28,759)	(31,328)	(34,666)	(18,674)	2,664		(7,421)
Writedowns	(6,337)	(6,741)	(6,266)	(6,220)	(3,394)	404		(2,943)
Other, net	1,407	2,196	3,203	1,294	(840)	(789)		2,247
Balance, end of period	$130,413	$136,499	$142,154	$141,065	$136,144	$(6,086)		$(5,731)

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	35.1%	33.1%	32.2%	33.0%	30.9%	200	bps	420	bps
Commercial	42.7	33.2	24.5	26.6	30.9	950		1,180
Total	37.8	33.1	30.0	30.8	30.9	470		690

Ending number of properties owned
Consumer real estate	456	488	493	520	480	(32)		(24)
Commercial real estate	33	26	26	28	32	7		1
Total	489	514	519	548	512	(25)		(23)

(1) Includes properties owned and foreclosed properties subject to redemption.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At September 30, 2011		At June 30, 2011		At September 30, 2010		Change from
							Jun. 30,		Sep. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2011		2010
Consumer real estate	$ 177,430	2.55%	$ 175,716	2.50%	$ 169,743	2.35%	5	bps	20	bps
Consumer other	1,219	3.68	1,421	3.79	2,069	4.74	(11)		(106)
Total consumer real estate and other	178,649	2.55	177,137	2.51	171,812	2.36	4		19
Commercial	49,499	1.42	50,783	1.41	49,584	1.35	1		7
Leasing and equipment finance	23,300.77		24,611.81		28,974.92		(4)		(15)
Inventory finance	2,877.35		2,941.32		2,750.35		3		-
Total	$ 254,325	1.77	$ 255,472	1.75	$ 253,120	1.70	2		7

Net Charge-Offs (Recoveries)

						Change from
	Quarter Ended					Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2011	2011	2011	2010	2010	2011		2010
Consumer real estate
First mortgage lien	$27,590	$21,593	$21,950	$23,206	$20,119	$5,997		$7,471
Junior lien	16,247	15,078	13,353	13,450	14,374	1,169		1,873
Total consumer real estate	43,837	36,671	35,303	36,656	34,493	7,166		9,344
Consumer other	1,480	684	(266)	1,316	1,737	796		(257)
Total consumer real estate and other	45,317	37,355	35,037	37,972	36,230	7,962		9,087
Commercial	5,040	2,684	17,778	18,596	12,826	2,356		(7,786)
Leasing and equipment finance	2,783	3,478	2,789	7,814	8,674	(695)		(5,891)
Inventory finance	262	328	208	565	80	(66)		182
Total	$53,402	$43,845	$55,812	$64,947	$57,810	$9,557		$(4,408)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2011	2011	2011	2010	2010	2011		2010
Consumer real estate
First mortgage lien	2.29%	1.78%	1.81%	1.88%	1.63%	51	bps	66	bps
Junior lien	2.99	2.75	2.39	2.37	2.50	24		49
Total consumer real estate	2.51	2.09	1.99	2.04	1.91	42		60
Total consumer real estate and other	2.59	2.12	1.97	2.10	2.00	47		59
Commercial	.57	.30	1.96	2.04	1.40	27		(83)
Leasing and equipment finance	.36	.45	.36	.99	1.16	(9)		(80)
Inventory finance	.13	.13	.10	.28	.05	-		8
Total	1.48	1.19	1.51	1.75	1.58	29		(10)

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:
Investments and other	$958,996	$1,997	.83%	$309,027	$1,232	1.59%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2,339,862	22,556	3.86	1,796,348	19,873	4.43
U.S. Treasury securities	10,761	1.04		69,705	23.13
Other securities	340	4	4.68	452	5	4.40
Total securities available for sale(2)	2,350,963	22,561	3.84	1,866,505	19,901	4.26
Loans and leases:
Consumer real estate:
Fixed-rate	4,592,855	70,087	6.06	5,019,925	77,934	6.16
Variable-rate	2,392,966	30,845	5.11	2,213,091	29,893	5.36
Consumer - other	18,183	387	8.44	25,130	565	8.92
Total consumer real estate and other	7,004,004	101,319	5.74	7,258,146	108,392	5.93
Commercial:
Fixed- and adjustable-rate	2,853,117	41,150	5.72	2,955,954	43,862	5.89
Variable-rate	711,081	7,759	4.33	717,894	7,541	4.17
Total commercial	3,564,198	48,909	5.44	3,673,848	51,403	5.55
Leasing and equipment finance	3,066,208	46,072	6.01	3,002,714	48,103	6.41
Inventory finance	826,198	15,151	7.28	655,485	12,514	7.57
Total loans and leases	14,460,608	211,451	5.81	14,590,193	220,412	6.01
Total interest-earning assets	17,770,567	236,009	5.28	16,765,725	241,545	5.73
Other assets	1,222,700			1,268,697
Total assets	$18,993,267			$18,034,422

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,396,857			$1,408,984
Small business	704,272			659,165
Commercial and custodial	294,253			279,475
Total non-interest bearing deposits	2,395,382			2,347,624
Interest-bearing deposits:
Checking	2,103,184	1,057.20		2,014,550	1,454.29
Savings	5,789,188	7,912.54		5,426,481	9,095.66
Money market	650,598	692.42		654,030	1,074.65
Subtotal	8,542,970	9,661.45		8,095,061	11,623.57
Certificates of deposit	1,114,934	2,222.79		1,006,685	2,351.93
Total interest-bearing deposits	9,657,904	11,883.49		9,101,746	13,974.61
Total deposits	12,053,286	11,883.39		11,449,370	13,974.48
Borrowings:
Short-term borrowings	43,073	31.29		40,646	84.82
Long-term borrowings	4,403,724	47,465	4.28	4,587,964	53,294	4.61
Total borrowings	4,446,797	47,496	4.24	4,628,610	53,378	4.58
Total interest-bearing liabilities	14,104,701	59,379	1.67	13,730,356	67,352	1.95
Total deposits and borrowings	16,500,083	59,379	1.43	16,077,980	67,352	1.66
Other liabilities	672,944			463,492
Total liabilities	17,173,027			16,541,472
Total TCF Financial Corp. stockholders’ equity	1,813,384			1,483,565
Non-controlling interest in subsidiaries	6,856			9,385
Total equity	1,820,240			1,492,950
Total liabilities and equity	$18,993,267			$18,034,422
Net interest income and margin		$176,630	3.96%		$174,193	4.14%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:
Investments and other	$744,934	$5,634	1.01%	$314,003	$3,609	1.53%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2,136,516	62,581	3.91	1,846,895	62,327	4.50
U.S. Treasury securities	64,414	34.07		28,212	30.14
Other securities	360	14	5.20	462	16	4.63
Total securities available for sale(2)	2,201,290	62,629	3.79	1,875,569	62,373	4.43
Loans and leases:
Consumer real estate:
Fixed-rate	4,660,371	212,508	6.10	5,152,532	238,612	6.19
Variable-rate	2,379,947	91,691	5.15	2,089,381	85,701	5.48
Consumer - other	19,788	1,300	8.78	27,687	1,766	8.53
Total consumer real estate and other	7,060,106	305,499	5.78	7,269,600	326,079	6.00
Commercial:
Fixed- and adjustable-rate	2,880,986	124,634	5.78	2,959,921	132,162	5.97
Variable-rate	713,898	23,173	4.34	739,274	23,231	4.20
Total commercial	3,594,884	147,807	5.50	3,699,195	155,393	5.62
Leasing and equipment finance	3,084,613	139,813	6.04	3,022,487	147,358	6.50
Inventory finance	889,709	47,816	7.19	634,182	35,327	7.45
Total loans and leases	14,629,312	640,935	5.85	14,625,464	664,157	6.07
Total interest-earning assets	17,575,536	709,198	5.39	16,815,036	730,139	5.80
Other assets	1,176,606			1,235,115
Total assets	$18,752,142			$18,050,151

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,443,033			$1,450,749
Small business	685,435			629,530
Commercial and custodial	288,202			282,569
Total non-interest bearing deposits	2,416,670			2,362,848
Interest-bearing deposits:
Checking	2,120,083	3,633.23		2,081,403	4,991.32
Savings	5,608,783	22,688.54		5,416,757	31,431.78
Money market	657,570	2,331.47		661,035	3,489.71
Subtotal	8,386,436	28,652.46		8,159,195	39,911.65
Certificates of deposit	1,100,029	6,665.81		1,058,840	7,948	1.00
Total interest-bearing deposits	9,486,465	35,317.50		9,218,035	47,859.69
Total deposits	11,903,135	35,317.40		11,580,883	47,859.55
Borrowings:
Short-term borrowings	53,619	144.36		87,642	265.40
Long-term borrowings	4,538,823	145,929	4.30	4,524,832	156,093	4.61
Total borrowings	4,592,442	146,073	4.25	4,612,474	156,358	4.53
Total interest-bearing liabilities	14,078,907	181,390	1.72	13,830,509	204,217	1.97
Total deposits and borrowings	16,495,577	181,390	1.47	16,193,357	204,217	1.69
Other liabilities	558,119			456,796
Total liabilities	17,053,696			16,650,153
Total TCF Financial Corp. stockholders’ equity	1,689,695			1,390,462
Non-controlling interest in subsidiaries	8,751			9,536
Total equity	1,698,446			1,399,998
Total liabilities and equity	$18,752,142			$18,050,151
Net interest income and margin		$527,808	4.01%		$525,922	4.18%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2011	2011	2011	2010	2010
Interest income:
Loans and leases	$210,885	$213,823	$214,673	$220,772	$219,974
Securities available for sale	22,561	20,639	19,429	18,072	19,901
Investments and other	1,997	1,836	1,801	1,900	1,232
Total interest income	235,443	236,298	235,903	240,744	241,107
Interest expense:
Deposits	11,883	11,430	12,004	13,370	13,974
Borrowings	47,496	48,718	49,859	53,088	53,378
Total interest expense	59,379	60,148	61,863	66,458	67,352
Net interest income	176,064	176,150	174,040	174,286	173,755
Provision for credit losses	52,315	44,005	45,274	77,646	59,287
Net interest income after provision for credit losses	123,749	132,145	128,766	96,640	114,468
Non-interest income:
Fees and service charges	58,452	56,396	53,513	61,480	67,684
Card revenue	27,701	28,219	26,584	27,625	27,779
ATM revenue	7,523	7,091	6,705	6,985	7,985
Subtotal	93,676	91,706	86,802	96,090	103,448
Leasing and equipment finance	21,646	22,279	26,750	23,402	24,912
Other	786	384	694	817	1,077
Fees and other revenue	116,108	114,369	114,246	120,309	129,437
Gains (losses) on securities	1,648	(227)	-	21,185	8,505
Total non-interest income	117,756	114,142	114,246	141,494	137,942
Non-interest expense:
Compensation and employee benefits	88,599	89,997	90,273	87,371	90,282
Occupancy and equipment	31,129	30,783	32,159	30,968	32,091
FDIC insurance	7,363	7,542	7,195	7,398	5,486
Deposit account premiums	7,045	6,166	3,198	1,688	3,340
Advertising and marketing	1,145	3,479	3,160	3,154	3,354
Other	34,708	37,067	34,566	37,309	39,481
Subtotal	169,989	175,034	170,551	167,888	174,034
Foreclosed real estate and repossessed assets, net	12,430	12,617	12,868	12,781	9,588
Operating lease depreciation	7,409	7,859	7,928	8,289	8,965
Other credit costs, net	(139)	496	2,548	1,542	(834)
Total non-interest expense	189,689	196,006	193,895	190,500	191,753
Income before income tax expense	51,816	50,281	49,117	47,634	60,657
Income tax expense	18,856	18,758	18,442	16,011	22,852
Income after income tax expense	32,960	31,523	30,675	31,623	37,805
Income attributable to non-controlling interest	1,243	1,686	989	898	912
Net income available to common stockholders	$31,717	$29,837	$29,686	$30,725	$36,893

Net income per common share:
Basic	$.20	$.19	$.20	$.22	$.26
Diluted	.20	.19	.20	.22	.26

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.69%	.67%	.66%	.68%	.84%

Return on average common equity	7.00	6.86	7.84	8.25	9.95

Net interest margin	3.96	4.02	4.06	4.05	4.14

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2011	2011	2011	2010	2010
ASSETS
Cash and due from banks	$1,078,521	$802,812	$677,695	$506,244	$420,674
Investments	162,717	166,039	172,309	176,795	162,034
U.S. Government sponsored entities:
Mortgage-backed securities	2,357,865	2,153,016	1,979,648	1,907,958	1,767,410
U.S. Treasury securities	10,761	135,613	47,269	199,330	69,705
Other securities	2,132	2,360	2,578	2,945	3,473
Total securities available for sale	2,370,758	2,290,989	2,029,495	2,110,233	1,840,588
Loans and leases:
Consumer real estate:
Fixed-rate	4,592,855	4,655,198	4,734,618	4,874,633	5,019,925
Variable-rate	2,392,966	2,379,250	2,367,341	2,322,623	2,213,091
Consumer - other	18,183	19,463	21,757	23,283	25,130
Total consumer real estate and other	7,004,004	7,053,911	7,123,716	7,220,539	7,258,146
Commercial:
Fixed- and adjustable-rate	2,853,117	2,877,903	2,912,593	2,947,137	2,955,954
Variable-rate	711,081	719,741	710,870	703,769	717,894
Total commercial	3,564,198	3,597,644	3,623,463	3,650,906	3,673,848
Leasing and equipment finance	3,066,208	3,068,550	3,119,669	3,155,472	3,002,714
Inventory finance	826,198	978,505	872,785	803,157	655,485
Total loans and leases	14,460,608	14,698,610	14,739,633	14,830,074	14,590,193
Allowance for loan and lease losses	(253,547)	(255,441)	(263,014)	(251,904)	(251,603)
Net loans and leases	14,207,061	14,443,169	14,476,619	14,578,170	14,338,590
Premises and equipment, net	439,288	442,529	445,093	446,527	447,364
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	582,323	498,214	527,217	638,987	672,573
Total assets	$18,993,267	$18,796,351	$18,481,027	$18,609,555	$18,034,422

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,396,857	$1,475,191	$1,457,723	$1,366,190	$1,408,984
Small business	704,272	683,323	668,316	676,670	659,165
Commercial and custodial	294,253	278,808	291,513	291,295	279,475
Total non-interest bearing deposits	2,395,382	2,437,322	2,417,552	2,334,155	2,347,624
Interest-bearing deposits:
Checking	2,103,184	2,152,646	2,104,433	2,044,060	2,014,550
Savings	5,789,188	5,608,824	5,424,327	5,392,650	5,426,481
Money market	650,598	648,862	673,503	643,801	654,030
Subtotal	8,542,970	8,410,332	8,202,263	8,080,511	8,095,061
Certificates of deposit	1,114,934	1,092,368	1,092,537	1,040,348	1,006,685
Total interest-bearing deposits	9,657,904	9,502,700	9,294,800	9,120,859	9,101,746
Total deposits	12,053,286	11,940,022	11,712,352	11,455,014	11,449,370
Borrowings:
Short-term borrowings	43,073	35,227	83,038	235,219	40,646
Long-term borrowings	4,403,724	4,513,301	4,702,729	4,746,823	4,587,964
Total borrowings	4,446,797	4,548,528	4,785,767	4,982,042	4,628,610
Accrued expenses and other liabilities	672,944	556,641	460,434	674,827	463,492
Total liabilities	17,173,027	17,045,191	16,958,553	17,111,883	16,541,472
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,598	1,594	1,463	1,428	1,426
Additional paid-in capital	705,366	698,683	503,852	456,760	451,570
Retained earnings, subject to certain restrictions	1,119,702	1,096,044	1,073,924	1,052,092	1,025,631
Accumulated other comprehensive income (loss)	19,726	(23,742)	(41,699)	3,089	28,861
Treasury stock at cost and other	(33,008)	(33,036)	(22,961)	(23,027)	(23,923)
Total TCF Financial Corp. stockholders equity	1,813,384	1,739,543	1,514,579	1,490,342	1,483,565
Non-controlling interest in subsidiaries	6,856	11,617	7,895	7,330	9,385
Total equity	1,820,240	1,751,160	1,522,474	1,497,672	1,492,950
Total liabilities and equity	$18,993,267	$18,796,351	$18,481,027	$18,609,555	$18,034,422

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2011	2011	2011	2010	2010

ASSETS

Investments and other	.83%	1.06%	1.26%	1.86%	1.59%
U.S. Government sponsored entities:
Mortgage-backed securities	3.86	3.92	3.96	4.16	4.43
U.S. Treasury securities	.04	.06	.11	.13	.13
Other securities	4.68	5.68	5.21	3.69	4.40
Total securities available for sale (2)	3.84	3.69	3.87	3.75	4.26
Loans and leases:
Consumer real estate:
Fixed-rate	6.06	6.08	6.15	6.10	6.16
Variable-rate	5.11	5.15	5.19	5.25	5.36
Consumer - other	8.44	9.01	8.87	9.15	8.92
Total consumer real estate and other	5.74	5.78	5.84	5.84	5.93
Commercial:
Fixed- and adjustable-rate	5.72	5.78	5.85	5.90	5.89
Variable-rate	4.33	4.32	4.37	4.16	4.17
Total commercial	5.44	5.49	5.56	5.57	5.55
Leasing and equipment finance	6.01	6.02	6.10	6.24	6.41
Inventory finance	7.28	7.11	7.12	7.19	7.57
Total loans and leases	5.81	5.85	5.90	5.93	6.01

Total interest-earning assets	5.28	5.38	5.51	5.59	5.73

LIABILITIES

Interest-bearing deposits:
Checking	.20	.23	.26	.29	.29
Savings	.54	.52	.56	.63	.66
Money market	.42	.45	.55	.64	.65
Subtotal	.45	.44	.48	.55	.57
Certificates of deposit	.79	.81	.83	.86	.93
Total interest-bearing deposits	.49	.48	.52	.58	.61
Total deposits	.39	.38	.42	.46	.48
Borrowings:
Short-term borrowings	.29	.24	.45	.35	.82
Long-term borrowings	4.28	4.33	4.28	4.42	4.61
Total borrowings	4.24	4.29	4.22	4.23	4.58

Total interest-bearing liabilities	1.67	1.72	1.78	1.87	1.95

Net interest margin	3.96%	4.02%	4.06%	4.05%	4.14%

(1)  Annualized.

(2)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Sep. 30,	At Dec. 31,
	2011	2010
Computation of total equity to total assets:
Total equity	$1,872,083	$1,480,163
Total assets	$19,092,066	$18,465,025
Total equity to total assets	9.81%	8.02%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,872,083	$1,480,163
Less: Non-controlling interest in subsidiaries	12,273	8,500
Total TCF Financial Corp. stockholders’ equity	1,859,810	1,471,663
Less:
Goodwill	152,599	152,599
Other intangibles	1,103	1,232
Accumulated other comprehensive income	49,038	-
Add:
Accumulated other comprehensive loss	-	31,514
Tangible realized common equity	$1,657,070	$1,349,346

Total assets	$19,092,066	$18,465,025
Less:
Goodwill	152,599	152,599
Other intangibles	1,103	1,232
Tangible assets	$18,938,364	$18,311,194

Tangible realized common equity to tangible assets	8.75%	7.37%

	At Sep. 30,	At Dec. 31,
	2011	2010
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,787,140	$1,475,525
Total risk-weighted assets	$13,586,781	$13,929,097
Total tier 1 risk-based capital ratio	13.15%	10.59%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,787,140	$1,475,525
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	12,273	8,500
Total tier 1 common capital	$1,659,867	$1,352,025

Total tier 1 common capital ratio	12.22%	9.71%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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